UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54226	59-3649554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6327-4 Argyle Forest Blvd. Jacksonville, FL	32244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On October 4, 2017, Seediv, LLC (“Seediv”), a Louisiana limited liability company and wholly-owned subsidiary of ARC Group, Inc. (“ARC Group”), entered into an Agreement for Purchase and Sale of Real Estate (the “Agreement”) with Raceland QSR, LLC, a Louisiana limited liability company (“Raceland”). Under the terms of the Agreement, Seediv agreed to purchase the real property located at 6055 Youngerman Circle in Argyle Circle, Jacksonville, Florida 32244 (the “Property”) from Raceland. The purchase price for the Property will be the lesser of: (i) $2 million, or (ii) the appraised value of the Property determined by the appraisal completed by the financing source proposed to be utilized by Seediv to finance the acquisition of the Property. The Agreement provides for the payment by Seediv of a deposit of $10,000 within 10 days of the date of the Agreement to an escrow agent to be selected by the parties with the remainder of the purchase price to be paid by Seediv at closing. Seediv has the right to terminate the transaction in the event that certain feasibility studies, the title commitment or the appraisal is unsatisfactory to Seediv, or if Raceland breaches any of its representations, warranties, covenants, agreements or obligations under the Agreement, in which case the deposit shall be returned to Seediv. The closing of the transaction will occur on December 3, 2017.

Seenu G. Kasturi serves as the President and Chief Financial Officer for ARC Group and owns approximately 49% of ARC Group’s issued and outstanding shares of common stock. Mr. Kasturi also serves as the President, Treasurer and Secretary, and sole member of, Raceland and owns all of the equity interests in Raceland. In addition, Mr. Kasturi serves as the Chief Executive Officer, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory, and owns 90% of the equity interests in Blue Victory. Mr. Kasturi also serves as the President, Treasurer and Secretary of, and is the sole member of, DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), and owns all of the equity interests in DWG Acquisitions. DWG Acquisitions currently owns and operates four of ARC Group’s 20 franchised restaurants, and Raceland is the landlord for the Property on which one of the restaurants owned by Seediv is located.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement for Purchase and Sale of Real Estate, dated October 4, 2017, by and between Seediv, LLC and Raceland QSR, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: October 10, 2017	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for Purchase and Sale of Real Estate, dated October 4, 2017, by and between Seediv, LLC and Raceland QSR, LLC